UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NEW CENTURY BANCORP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To Be Held

May 22, 2012

NOTICE is hereby given that the Annual Meeting of Shareholders of New Century Bancorp, Inc. (the “Corporation”) will be held as follows:

Place:	New Century Bank 700 West Cumberland Street Dunn, North Carolina

Date:	May 22, 2012

Time:	10:00 a.m.

The purposes of the meeting are:

1.	To elect six members of the Board of Directors for terms of three years and two members of the Board of Directors for terms of one year;

2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2012; and

3.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of meeting, proxy statement, proxy card and annual report are available at: https://www.newcenturybanknc.com/secondary/annual-meeting.html.

By Order of the Board of Directors

/s/ William L. Hedgepeth II

William L. Hedgepeth II
President and Chief Executive Officer

April 13, 2012

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

PROXY STATEMENT

Mailing Date: On or about April 13, 2012

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 22, 2012

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of New Century Bancorp, Inc. (the “Corporation”) for the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”) to be held at the main office of New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on May 22, 2012, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are J. Gary Ciccone, Carlie C. McLamb, Jr. and Sharon L. Raynor. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the eight nominees for director named in Proposal 1 below and FOR Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Brenda B. Bonner, Secretary of the Corporation, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors and employees of the Corporation and its subsidiary bank without additional compensation. The Corporation will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Corporation’s common stock.

Record Date

The close of business on April 2, 2012 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Corporation are the shares of its common stock, par value $1.00 per share, of which 25,000,000 shares are authorized and 6,913,636 shares were outstanding on the Record Date. There were approximately 1,381 record shareholders of the Corporation’s common stock as of the Record Date.

The Corporation’s Articles of Incorporation also authorize the issuance of up to 5,000,000 shares of preferred stock, no par value, having such rights, privileges and preferences as the Board of Directors shall designate from time to time. As of April 2, 2012, there were no shares of the Corporation’s preferred stock outstanding.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. Shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of common stock of the Corporation issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting. Assuming a quorum is present, in the case of Proposal 1 below, the eight nominees receiving the greatest number of votes shall be elected. In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

Authorization to Vote on Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding certain procedural motions that may come before the Annual Meeting.

Beneficial Ownership of Voting Securities

As of April 2, 2012, no shareholder known to management owned more than 5% of the Corporation’s common stock. As of April 2, 2012, the beneficial ownership of the Corporation’s common stock, by directors and named executive officers individually, and by directors and named executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

Kevin S. Bunn Fayetteville, NC	34,438	0.50

Lisa F. Campbell(4) Lillington, NC	20,106	0.29
J. Gary Ciccone(5) Fayetteville, NC	135,717	1.96

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

Celia A. DeBiase Holly Springs, NC	230	0.00

Oscar N. Harris(6) Dunn, NC	319,778	4.63

Gerald W. Hayes Dunn, NC	109,588	1.59

William L. Hedgepeth, II Fayetteville, NC	102,462	1.47

D. Ralph Huff III(7) Fayetteville, NC	63,457	0.92

Ronald V. Jackson Clinton, NC	38,010	0.55

Tracy L. Johnson(8) Dunn, NC	81,209	1.17

J. Larry Keen Fayetteville, NC	396	0.01

John W. McCauley Fayetteville, NC	53,357	0.77

Carlie C. McLamb, Jr. Dunn, NC	59,731	0.86

Michael S. McLamb(9) Dunn, NC	51,881	0.75

Dan K. McNeill Fayetteville, NC	1,654	0.02

Anthony E. Rand(10) Fayetteville, NC	87,399	1.26

Sharon L. Raynor(11) Dunn, NC	264,576	3.83

C. L. Tart, Jr.(12) Dunn, NC	152,522	2.21

W. Lyndo Tippett Fayetteville, NC	40,580	0.59

D. Richard Tobin, Jr. Smithfield, NC	1,040	0.02

All Directors and Executive Officers as a group (20 persons)	1,624,309	22.91

(1)

Except as otherwise noted, to the best knowledge of the Corporation’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Harris – 89,299 shares; Mr. Hedgepeth – 930 shares; Mr. Rand – 9,898 shares; Ms. Raynor – 72,958; Mr. Tart – 18,783 shares; and Mr. Tippett – 18,185 shares.

(2)

Included in the beneficial ownership tabulations are the following exercisable options to purchase shares of common stock of the Corporation: Mr. Bunn – 27,940 shares; Ms. Campbell – 14,290 shares; Mr. Ciccone – 14,485 shares; Ms. DeBiase – 230 shares; Mr. Hedgepeth – 67,210 shares; Mr. Huff – 12,482 shares; Mr. Jackson – 9,499 shares; Mr. Johnson – 4,653 shares; Mr. McCauley – 2,839 shares; Mr. Rand – 13,992 shares; Mr. Tart – 1,153 shares; Mr. Tippett – 6,116 shares; and Mr. Tobin – 390 shares and for all directors and executive officers as a group – 175,279 shares.

(3)

The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 6,913,636 shares of common stock outstanding as of April 2, 2012, and (ii) options to purchase shares of common stock which are exercisable within 60 days of April 2, 2012.

(4)	Includes 325 shares held in the IRA of Ms. Campbell’s spouse.
(5)	Includes 720 shares owned by Mr. Ciccone’s spouse and 4,301 shares held in the IRA of Mr. Ciccone’s spouse.
(6)	Includes 2,395 shares owned by Mr. Harris’ spouse.
(7)	Includes 14,700 shares owned by Mr. Huff’s business and 3,632 shares owned by Mr. Huff’s spouse.
(8)	Includes 1,194 shares held by Mr. Johnson as custodian for minor children.
(9)	Includes 3,159 shares owned by Mr. M. McLamb’s spouse.
(10)	Includes 9,898 shares owned by Mr. Rand’s spouse.
(11)	Includes 180,062 shares owned by Ms. Raynor’s husband and 2,395 shares held as custodian for minor children.
(12)	Includes 85,971 shares owned by Mr. Tart’s business, 4,633 shares owned by Mr. Tart’s spouse, and 3,415 shares held in the IRA of Mr. Tart’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Corporation are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Corporation’s common stock. Based upon a review of copies of reports received by the Corporation, all required reports of directors and executive officers of the Corporation during 2011 were filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has set the number of directors of the Corporation at sixteen (16) and recommends that shareholders vote for the nominees listed below for the terms indicated.

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years

Three-Year Terms

Oscar N. Harris (72)	Director	2000	Senior Partner-President, Oscar N. Harris & Assoc. P.A., (CPAs); former North Carolina State Senator; Mayor – City of Dunn

John W. McCauley (44)	Director	2004	Chief Executive Officer, Highland Paving Co, LLC; General Manager, McCauley-McDonald Investments, Inc.; General Manager, AOM Investments, LLC

Michael S. McLamb (61)	Director	2000	Certified Public Accountant; Retired Treasurer, K&M Maintenance Services, Inc.

Dan K. McNeill (65)	Director	2011

US Army General (Retired); Former Commanding Officer of the 40 Nation International Capital Security Force in Afghanistan. President, The Logistics Company, Inc., Fayetteville, NC (Defense Contractor); Chairman, NC Military Foundation; Member, First Command Military Advisor Board

Sharon Raynor (54)	Director	2009	President, LIFE, Inc., Goldsboro, NC

W. Lyndo Tippett (72)	Director	2008	Former Secretary, State of North Carolina Department of Transportation; Partner, Tippett, Padrick, Bryan & Merritt (CPAs)

One-Year Terms

Ronald V. Jackson (70)	Director	2012	President, Clinton Truck and Tractor Company; Former President, Southeastern Equipment Dealers Association

J. Larry Keen, Ed.D. (65)	Director	2012	President, Fayetteville Technical Community College; Former Vice President, North Carolina Community College System

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Incumbent Directors

The Corporation’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table.

Name and Age	Position(s) Held	Term Expires	Principal Occupation and Business Experience During the Past Five Years

J. Gary Ciccone (65)	Chairman of the Board	2013	Real estate developer; Owner, Nimocks, Ciccone & Townsend, Inc. (commercial real estate brokerage)

Gerald W. Hayes (68)	Director	2014	Attorney and President, Hayes, Williams, Turner & Daughtry, P.A.

William L. Hedgepeth II (50)	Director, President, and CEO	2014	President and CEO, New Century Bancorp and New Century Bank

D. Ralph Huff, III (62)	Director	2013	President, H&H Homes; Co-Owner – Coldwell Banker, Huff & Pennink, Advantage Real Estate Company

Tracy L. Johnson (50)	Director	2014	President, Ace Services, Inc.; Vice President, Contech, Inc., Dunn, NC

Carlie C. McLamb, Jr. (47)	Director	2014	President, Carlie C’s IGA (grocery stores)

Anthony E. Rand (72)	Director	2014	Chairman, State of North Carolina Post Release Supervision and Parole Commission; former Majority Leader, North Carolina State Senate; President, Rand & Gregory, P.A. (law firm)

C. L. Tart, Jr. (77)	Director	2013	President, Chief Executive Officer and Chairman, Tart & Tart, Inc. (holding company)

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Corporation is presented below.

J. Gary Ciccone. Mr. Ciccone has served as Chairman of the Board of Directors since April 2008 and was a founding director of New Century Bank South, serving as Chairman of the Board of that institution from inception until its merger with New Century Bank. Mr. Ciccone has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. As a partner with Nimocks, Ciccone & Townsend in Fayetteville, he has extensive experience in real estate development and commercial real estate brokerage. In addition, he holds a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill and a law degree from the University Of North Carolina School Of Law, Chapel Hill, NC. Mr. Ciccone has prior experience as a bank director, serving on the board of directors and as secretary of New East Bank of Fayetteville, Fayetteville, NC. Mr. Ciccone served on the North Carolina Board of Transportation from November 2009 to October 2011.

Oscar N. Harris. Mr. Harris was a founding director of New Century Bank and has served as a member of the Corporation’s Board of Directors since inception. He has completed the North Carolina Bank Directors’ College and the Advanced Bank Directors’ College programs. Mr. Harris is a Certified Public Accountant and is Senior Partner and President of Oscar Harris & Associates, P.A., Dunn, NC. His background provides valuable financial and accounting expertise to the Board of Directors and the Audit Committee, which Mr. Harris chairs. In addition to his accounting background, Mr. Harris is also involved in numerous real estate businesses and in state and local matters. He served as a North Carolina State Senator from 1999 to 2002 and currently serves as Mayor of the City of Dunn. He is a graduate of Edwards Military Academy, Salemburg, NC and holds a Bachelor of Science degree in Business Administration from Campbell University, Buies Creek, NC, where he currently serves on the Presidential Board of Advisors. Mr. Harris has extensive prior bank director experience, formerly serving on the Board of Directors of First Federal Savings Bank from 1987 to 1988 and as a director of Standard Bank & Trust from 1988 to 1996. Mr. Harris was awarded the Man of the Year in Dunn, NC in 1986 and again in 2006 and received the Boy Scouts of America Distinguished Service Award in 1997. Mr. Harris currently serves on the Board of Trustees for Campbell University. He also serves as the Chairman of Campbell University Medical School Founders Board.

Gerald W. Hayes. Mr. Hayes was a founding director of New Century Bank and has served as a member of the Corporation’s Board of Directors since inception. Mr. Hayes is Chairman of the Nominating Committee. He has completed North Carolina Bank Directors’ College. Mr. Hayes is a member of Hayes, Williams, Turner & Daughtry, P.A. and has practiced law in Harnett County for over 40 years, providing the board with excellent perspective on legal issues and the Harnett County market area in general. He holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a law degree from Wake Forest University Law School, Winston-Salem, NC.

William L. Hedgepeth II. Mr Hedgepeth is the President and Chief Executive Officer of the Corporation and of New Century Bank. He previously served as Executive Vice President and Chief Operating Officer of the Corporation and New Century Bank and as President and Chief Executive Officer of New Century Bank South. Mr. Hedgepeth has 28 years of experience in banking, previously serving as Senior Vice President and Fayetteville Area Executive for another well established North Carolina community bank. He has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. He has completed the North Carolina Bankers Association’s Advanced Management Program. He holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill. He served on the Board of Directors of the North Carolina Bankers Association from 2008 to 2010.

D. Ralph Huff III. Mr. Huff was a founding director of New Century Bank South and has served as a director of the Corporation since 2008. Mr. Huff, who is Chief Executive Officer and Owner of H&H Homes and Co-Owner of Coldwell Banker, Huff & Pennink, Advantage Real Estate Company, Fayetteville, has extensive experience in the real estate and construction industries. He has completed North Carolina Bank Directors’ College and holds a Bachelor of Arts degree in Business Administration from the University of North Carolina at Chapel Hill.

Ronald V. Jackson. Mr. Jackson owns and operates Clinton Truck and Tractor Company, a 60-year old local firm where he began working in 1972. Mr. Jackson served on the New Century Board of Directors in 2002, and on the Dunn and Clinton Advisory Boards. He has completed the North Carolina Bank Directors College. Prior to joining Clinton Truck and Tractor, he worked for International Harvester. A graduate of North Carolina State University in Raleigh, NC, he received his degree in agricultural engineering.

Tracy L. Johnson. Mr. Johnson was a founding director of New Century Bank. He has extensive experience in business management, serving as President of Ace Services, Inc., Dunn, NC, Vice President of Contech Services, and President of Universal Management Group. He has completed North Carolina Bank Directors’ College. Mr. Johnson holds a Bachelor of Science in Biological & Agricultural Engineering from North Carolina State University.

J. Larry Keen, Ed.D. Dr. Keen is the current President of Fayetteville Technical Community College, which is a role he has held since August of 2007. Prior to that, he served a six-year tenure with the North Carolina Community College System as Vice President for Economic and Workforce Development. Dr. Keen serves on the North Carolina Association of Community College Presidents and is a member of the Fayetteville Kiwanis Club. He also serves on the Cumberland County Partnership for Children and is a member of the Fayetteville/Cumberland County Chamber of Commerce. Previously, Dr. Keen served on the North Carolina Economic Development Association and the Airborne Scholarship Association. He is a graduate of Oklahoma State University where he earned a Doctor of Education.

John W. McCauley. Mr. McCauley was a founding member of New Century Bank South and has served as a member of the Corporation’s Board of Directors since 2004. Mr. McCauley is Chief Executive Officer of Highland Paving Co., LLC and General Manager of McCauley-McDonald Investments and AOM Investments, LLC, Fayetteville, NC. He has completed North Carolina Bank Directors’ College and holds a Bachelor of Science in Economics from Davidson College, Davidson, NC and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.

Carlie C. McLamb, Jr. Mr. McLamb was a founding director of Computer World Inc., and has served as a Director and former Chairman of the Board of that company. Mr. McLamb has completed the Advanced Directors College program. Mr. McLamb is President of Carlie C’s IGA, which is a retail grocery store chain with 15 stores. Mr. McLamb is also a current Director of East Coast Ethanol, LLC and a former Elder and Deacon of Beulah Baptist Church.

Michael S. McLamb. Mr. McLamb was a founding director of New Century Bank and has served as a member of the Corporation’s Board of Directors since 2008. Mr. McLamb has completed North Carolina Bank Directors’ College. He is also a Certified Public Accountant and is the retired Treasurer of K&M Maintenance Services, Inc., a service contracting company based in Dunn, NC. Mr. McLamb has a Bachelors degree in Business Administration from Campbell University, Buies Creek, NC and currently serves on the Campbell University Presidential Board of Advisors and on various steering committees at Campbell University.

Dan K. McNeill. General McNeill is a retired United States Army General. His last assignment before retiring from the United States Army in 2008 was as commanding officer of the 40-nation International Security Assistance Force in Afghanistan. General McNeill spent 24 years of his 40-year military career in North Carolina. General McNeill is currently president of The Logistics Company, Inc., a Fayetteville, North Carolina-based defense contractor. He is also chair of the North Carolina Military Foundation and serves on the First Command Military Advisory Board.

Anthony E. Rand. Mr. Rand was a founding director of New Century Bank South and has served as a member of the Corporation’s Board of Directors since 2004. Mr. Rand served in the North Carolina Senate for 22 years and was the Senate Majority Leader in 1987-1988 and from 2001-2009. He currently serves as Chairman of the North Carolina Post Release Supervision and Parole Commission. He has completed North Carolina Advanced Bank Directors’ College. Mr. Rand holds a Bachelor of Arts in Political Science from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC. Mr. Rand is President of the law firm of

Rand & Gregory, P.A., Fayetteville, NC and also serves on numerous boards and commissions including the Board of Directors of the General Alumni Association of the University of North Carolina, an organization for which he also serves as Treasurer. Mr. Rand has prior experience as a bank director, formerly serving on the board of State Bank, Fayetteville, NC and on the local advisory board for First Citizens Bank.

Sharon L. Raynor. Ms. Raynor has served as a director of New Century Bank since 2005 and as a member of the Corporation’s Board of Directors since 2009. She has completed the North Carolina Bank Directors’ College. She is President of LIFE, Inc., a provider of intermediate care facilities for the mentally handicapped and contract services to area mental health agencies throughout eastern North Carolina. Ms. Raynor is very involved in New Century Bank’s local community, serving as a member of the Betsy Johnson Foundation & Friends of the Foundation Fighting Cancer Fundraising committee, the Lucknow Garden Club, the Dunn schools advisory board and the advisory board for Harnett County schools. She worked in the public schools for seven years as a special education teacher. She is a member of the American Association on Intellectual and Developmental Disabilities, having been appointed by former Governor James B. Hunt. Ms. Raynor holds a Bachelor of Science in Special Education from East Carolina University, Greenville, NC. She has completed the North Carolina Bank Directors College.

C.L. (Bozie) Tart. Mr. Tart was a founding director of New Century Bank and served as Chairman of the Corporation’s Board of Directors from 2000 to 2007. Mr. Tart has completed North Carolina Bank Directors’ College. As President and Chief Executive Officer of Tart & Tart, Inc., Dunn, NC, Mr. Tart has deep experience in various local real estate and business matters. In addition, he holds a Bachelor of Arts degree in Industrial Relations with a Minor in Business from the University of North Carolina at Chapel Hill. Mr. Tart has extensive prior experience as a financial institution director, previously serving as a director of United Carolina Bank, Whiteville, NC and as a member of the United Carolina Bank/BB&T local advisory board.

W. Lyndo Tippett. Mr. Tippett was a founding director of New Century Bank South and has served as a member of the Corporation’s Board of Directors since 2008. He has been a partner in the accounting firm of Tippett Padrick Bryan and Merritt, CPAs, Fayetteville, NC since 1976 and is a member of the AICPA and the NCACPA. He served as Secretary of Transportation for the State of North Carolina from 2001 through 2009 and served as a member of the North Carolina Board of Transportation for eight years prior to becoming Secretary. He served as a Director of the North Carolina State Health Plan of Teachers and State Employees from 2009 through 2011. He was Chief Executive Officer of Bybon, Inc., a manufacturing, retail and real estate concern, from 1970 through 1976. He previously served as a staff accountant with Ernst & Young. Mr. Tippett holds a Bachelor of Science in Accounting from Barton College. He also has prior experience as a bank director, serving on the board of State Bank, Fayetteville, NC and on the local advisory board for First Citizens Bank.

Director Independence

With the exception of Mr. Hedgepeth, each member of the Corporation’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered certain insider transactions with directors for the provision of goods or services to the Corporation and its subsidiary bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director of the Corporation is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among directors, nominees or executive officers of the Corporation.

Meetings and Committees of the Board of Directors

The Corporation’s Board of Directors held fourteen meetings during 2011. None of the Corporation’s incumbent directors attended fewer than 75% of all board meetings and the meetings of any committee(s) of which he or she was a member. It is the policy of the Corporation that directors attend each annual meeting of shareholders. All members of the Corporation’s Board of Directors attended the 2011 Annual Meeting of Shareholders. The Corporation’s Board has several standing committees including an Audit/Risk Committee, a Nominating Committee and a Compensation Committee.

Audit/Risk Committee. The members of the Audit/Risk Committee during 2011 were J. Gary Ciccone, Oscar N. Harris, D. Ralph Huff, III, John W. McCauley, Sharon L. Raynor, and W. Lyndo Tippett. The members of the committee are “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934. The Audit/Risk Committee met seven times during 2011. The Board of Directors has adopted a written Audit Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of our website, www.newcenturybanknc.com. The report of the Audit/Risk Committee is included on page 24 of this proxy statement.

The Board of Directors has determined that Oscar N. Harris, a member of the Audit/Risk Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board of Directors, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board of Directors by identifying individuals qualified to become board members, in the event that a vacancy on the board exists and that such vacancy should be filled.

The members of the Nominating Committee during 2011 were J. Gary Ciccone, Gerald W. Hayes and Anthony E. Rand, each of whom is “independent” as defined by NASDAQ listing standards and applicable SEC rules and regulations. The nominating committee met one time in 2011. The Bylaws of the Corporation state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Corporation’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Corporation if elected. The

Bylaws of the Corporation require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Corporation’s market area. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. Although there is not currently a formal policy requiring that the Nominating Committee consider diversity in its identification of nominees to the Board of Directors, the committee values diversity, including diversity of background, experience and expertise. The Nominating Committee has adopted a formal written charter which is reviewed annually for adequacy and which is available under the Corporate Governance link in the Investor Relations section of our website, www.newcenturybanknc.com. Each of the nominees for election to the board of directors included in this proxy statement was nominated by the Nominating Committee.

Compensation Committee. The members of the Compensation Committee are J. Gary Ciccone, Gerald W. Hayes, Michael S. McLamb, Anthony E. Rand, and W. Lyndo Tippett. Ann H. Thornton served as Chairperson of the Compensation Committee in 2011. The Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Corporation’s executive officers. The Compensation Committee met three times in 2011. The Committee approves the compensation of the President and Chief Executive Officer. The compensation of “reporting officers” to the President including the Chief Financial Officer, Chief Banking Officer, Chief Credit Officer, Chief Risk Officer, and Chief Deposit Operations Officer is recommended by the President and Chief Executive Officer based on such officer’s experience, managerial effectiveness, contribution to the Corporation’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee compares the compensation of the Corporation’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Corporation’s market area and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The Compensation Committee also engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. The Board of Directors has adopted a written Compensation Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of the Corporation’s website, www.newcenturybanknc.com.

Indebtedness of and Transactions with Management

The Corporation’s bank subsidiary, New Century Bank, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with unaffiliated persons, and will not involve more than the normal risk of collection or present other unfavorable features. Loans made by New Century Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters.

Director Compensation

Board Fees. Each director receives a fee of $500 for each meeting of the Corporation’s Board of Directors attended, with the exception of the chairman, who receives $700 for each meeting of the Corporation’s Board of Directors attended. Members of all other committees of the Board of Directors receive $300 for each committee meeting attended, with the exception of committee chairs, who receive $400 per committee meeting attended. In addition, all members of the Board of Directors receive a monthly retainer of $333, with the exception of Mr. Hedgepeth.

The Corporation has instituted a Directors’ Deferral Plan whereby individual directors may elect annually to defer receipt of all or a designated portion of their fees for the coming year. Directors’ fees deferred under the plan are used to purchase shares of the Corporation’s common stock by the administrator of the Deferral Plan, with such deferred compensation disbursed in the future as specified by the director at the time of his or her deferral election.

2000 Nonstatutory Stock Option Plan. The shareholders of New Century Bank ratified the 2000 Nonstatutory Stock Option Plan at the 2000 Annual Meeting. In connection with the reorganization of New Century Bank into the holding company form of organization, which resulted in the creation of the Corporation in 2003, the 2000 Nonstatutory Option Plan was adopted by the Corporation and options under that plan were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders of the Corporation approved an amendment to the 2000 Nonstatutory Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. Under the terms of the Plan, options on a total of 478,668 shares (as adjusted for stock dividends) of the Corporation’s common stock are currently available for issuance to members of the Corporation’s Board of Directors and the board of any subsidiary of the Corporation.

The 2000 Nonstatutory Stock Option Plan expired in June 2010. No further stock options may be granted under the 2000 Nonstatutory Stock Option Plan.

The following table presents a summary of all compensation paid by the Corporation to its directors for their service as such during the year ended December 31, 2011.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total

Watson Caviness(1)	$8,000	—	—	—	$8,000

J. Gary Ciccone	23,000	—	—	—	23,000

T. Dixon Dickson(2)	-0-	—	—	—	-0-

T. C. Godwin(2)	-0-	—	—	—	-0-

Oscar N. Harris	12,900	—	—	—	12,900

Gerald W. Hayes	11,000	—	—	—	11,000

William L. Hedgepeth II	6,000	—	—	—	6,000

D. Ralph Huff III	12,100	—	—	—	12,100

Tracy L. Johnson	14,900	—	—	—	14,900

John W. McCauley	18,800	—	—	—	18,800

Carlie C. McLamb, Jr.	15,600	—	—	—	15,600

Michael S. McLamb	17,300	—	—	—	17,300

Dan K. McNeill(3)	2,500	—	—	—	2,500

Anthony E. Rand	10,400	—	—	—	10,400

Sharon Raynor	12,700	—	—	—	12,700

C. L. Tart, Jr.	12,000	—	—	—	12,000

Ann H. Thornton	12,100	—	—	—	12,100

W. Lyndo Tippett	18,300	—	—	—	18,300

(1)	Mr. Caviness retired from the Board of Directors on February 28, 2012.
(2)	Term of office expired at the 2011 Annual Meeting of Shareholders.
(3)	Gen. McNeill was appointed to the Board of Directors on September 27, 2011.

Executive Officers

The following table sets forth certain information regarding the Corporation’s current executive officers.

NAME	AGE	POSITION	BUSINESS EXPERIENCE

William L. Hedgepeth II	50	President and Chief Executive Officer of the Corporation and New Century Bank

President and Chief Executive Officer, New Century Bancorp, Inc. and New Century Bank, 2008-Present; Executive Vice President and Chief Operating Officer, New Century Bancorp, Inc. and New Century Bank; President and Chief Executive Officer, New Century Bank South, 2004-2008; Senior Vice President and Area Executive for First South Bank, Fayetteville, NC, 2001-2004.

Lisa F. Campbell	44	Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the Corporation and New Century Bank

Executive Vice President and Chief Financial Officer, New Century Bancorp, Inc. and New Century Bank, 2000-Present; Senior Vice President and Controller, Triangle Bancorp, Inc., Raleigh, NC, 1997-2000; Assurance Senior Manager, KPMG LLP, Raleigh, NC, 1993-1997.

Kevin S. Bunn	50	Executive Vice President and Chief Banking Officer of the Corporation and New Century Bank

Executive Vice President and Chief Banking Officer, New Century Bancorp, Inc. and New Century Bank, 2008-Present; Chief Lending Officer, New Century Bank South, 2003-2007; Senior Vice President, Wachovia Bank, N.A., 1985-2003.

Celia A. DeBiase	63	Executive Vice President and Chief Risk Officer, and Chief Deposit Operations Officer of the Corporation and New Century Bank

Executive Vice President and Chief Risk Officer, New Century Bancorp, Inc. and New Century Bank, 2011-Present; Senior Vice President and Compliance Officer, New Century Bank, 2009-2011; Compliance Officer, Bethpage Federal Credit Union, Bethpage, NY.

D. Richard Tobin, Jr.	56	Executive Vice President and Chief Credit Officer of the Corporation and New Century Bank

Executive Vice President and Chief Credit Officer, New Century Bancorp, Inc. and New Century Bank, 2012-Present; Senior Vice President and Senior Credit Administrator, New Century Bank, 2008-2012; Senior Commercial Lender, Four Oaks Bank and Trust, 2005-2008.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by William L Hedgepeth, II, Lisa F. Campbell, Kevin S. Bunn, J. Daniel Fisher and Joan I. Patterson (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2011 and 2010. Ms. Patterson and Mr. Fisher each retired during the first quarter of 2012, but served as executive officers of the Company during the fiscal years ended December 31, 2011 and 2010.

Compensation paid to the Named Executive Officers consisted of cash salary, non-equity incentive plan compensation paid in cash, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers and certain perquisites.

The following table summarizes the dollar amounts of each element of compensation and for incentive stock options, the grant date fair value computed in accordance with FASB ASC Topic 718.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)		Total

William L. Hedgepeth II President and Chief Executive Officer	2011 2010	$285,987 277,200	$	— —	$13,998 7,838	— —	— —	$65,662 48,516	(4)	$365,647 333,554

Lisa F. Campbell Executive Vice President, Chief Financial Officer, and Chief Operating Officer	2011 2010	$210,903 203,280	$	— 1,000	$9,624 4,704	— —	— —	$34,059 31,318		$254,586 240,301

Kevin S. Bunn Executive Vice President and Chief Banking Officer	2011 2010	$163,671 160,069	$	— 1,000	$7,218 3,135	— —	— —	$25,224 23,685		$196,113 187,889

J. Daniel Fisher Executive Vice President and Chief Credit Officer	2011 2010	$220,728 212,750	$	— 1,000	$9,624 3,135	— —	— —	$31,675 29,114		$262,027 245,999

Joan I. Patterson Executive Vice President and Chief Deposit Operations Officer	2011 2010	$137,405 133,403	$	— 1,000	$9,624 3,135	— —	— —	$15,726 18,527		$162,755 156,065

(1)	Bonus amounts for 2010 consist of Christmas bonuses. Mr. Hedgepeth waived receipt of his Christmas bonus for 2010.
(2)

Calculated in accordance with FASB ASC Topic 718 and represents the fair value of stock options awarded based on the market price of the Company’s common stock on the date of grant of such award; the values do not represent actual cash compensation earned. The assumptions used in estimating the fair value of stock options are set forth in Note M to the Company’s audited consolidated financial statements for the year ended December 31, 2011.

(3)

Includes accrued but unused vacation time, 401(k) matching contributions and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. Also includes an automobile allowance, business travel allowance and country club dues paid to, or on behalf of, the named executives.

(4)	Includes fees earned in connection with Mr. Hedgepeth’s service as a member of the Company’s Board of Directors.

2000 Incentive Stock Option Plan. At the 2000 Annual Meeting, the shareholders approved the adoption of the New Century Bank 2000 Incentive Stock Option Plan.

The 2000 Incentive Stock Option Plan was adopted by the Board of Directors of the Corporation in connection with the reorganization of New Century Bank into the holding company form of organization. Upon adoption of the 2000 Incentive Stock Option Plan by the Corporation, all outstanding options to purchase shares of New Century Bank were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders approved an amendment to the 2000 Incentive Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. The 2000 Incentive Stock Option Plan expired in June 2010. No further stock options may be granted under the 2000 Incentive Stock Option Plan.

2004 Incentive Stock Option Plan. At the 2004 Annual Meeting, the shareholders approved the adoption of the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan. The 2004 Incentive Stock Option Plan currently provides for the issuance of up to 357,000 shares of the Corporation’s common stock to officers and employees of the Corporation and its subsidiaries upon the exercise of stock options.

2010 Omnibus Stock Ownership and Long Term Incentive Plan. The 2010 Omnibus Stock Ownership and Long-Term Incentive Plan was approved by the shareholders at the 2010 Annual Meeting. The 2010 Omnibus Plan provides for issuance of up to 250,000 shares of the Corporation’s common stock. The awards may be issued in the form of incentive stock option grants, non-qualified stock option grants, restricted stock grants, long-term incentive compensation units, or stock appreciation rights. There were no awards granted under this plan in 2011.

The following table sets forth certain information regarding vested and unvested incentive stock options outstanding as of December 31, 2011. All of the Corporation’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying the stock options, and the exercise prices associated with each option grant, have been adjusted for a 20% stock dividend in December 2006, a 50% stock dividend in July 2005 and three separate 10% stock dividends in June 2004, September 2003 and May 2002, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable[1]	No. of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

William L. Hedgepeth II	-0- 1,000 60 6,667 6,000 13,200 5,400 29,520	5,000 1,500 90 3,333 4,000 -0- -0- -0-	— — — — — — — —	$5.03 5.19 5.75 7.73 14.15 16.22 10.69 7.07	Feb. 22, 2021 Jan. 4, 2020 Oct. 22, 2018 May 22, 2018 June 7, 2017 Aug. 3, 2016 Jan. 19, 2015 June 9, 2014	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —

Lisa F. Campbell	-0- 600 60 1,20 3,000 4,800	4,000 900 90 1,800 2,000 1,200	— — — — — —	5.25 5.19 5.75 7.94 15.81 16.22	Jan. 18, 2021 Jan. 4, 2020 Oct. 22, 2018 June 18, 2018 Feb. 6, 2017 Aug. 3, 2016	— — — — — —	— — — — — —	— — — — — —	— — — — — —

Kevin S. Bunn	-0- 400 60 600 4,800 1,350 19,800	3,000 600 90 900 -0- -0- -0-	— — — — — — —	5.25 5.19 5.75 7.94 16.22 13.44 7.07	Jan. 18, 2021 Jan. 4, 2020 Oct. 22, 2018 June 18, 2018 Aug. 3, 2016 July 13, 2015 June 9, 2014	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —

J. Daniel Fisher	-0- 400 60 2,000 4,200	4,000 600 90 1,000 2,800	— — — — —	5.25 5.19 5.75 8.39 8.39	Jan. 18, 2021 Jan. 4, 2020 Oct. 22, 2018 Jan. 16, 2018 Jan. 16, 2018	— — — — —	— — — — —	— — — — —	— — — — —

Joan I. Patterson	-0- 400 60 600 4,800	4,000 600 90 900 1,200	— — — — —	5.25 5.19 5.75 7.94 16.22	Jan. 18, 2021 Jan. 4, 2020 Oct. 22, 2018 June 18, 2018 Aug. 3, 2016	— — — — —	— — — — —	— — — — —	— — — — —

(1)	Options subject to a five-year vesting schedule whereby 20% of the shares subject to the option grant become exercisable on each anniversary of the date of grant.

As of December 31, 2011, the Corporation and New Century Bank were party to employment agreements with each of William L. Hedgepeth II, Lisa F. Campbell, J. Daniel Fisher, and Joan I. Patterson. The agreements establish the scope, terms, and conditions of each employee’s employment by the Corporation and New Century Bank. Subsequent to December 31, 2011, Ms. Patterson and Mr. Fisher

retired from the Corporation and New Century Bank. The following discussion summarizes the employment agreements as in effect at December 31, 2011, and is qualified in its entirety by reference to the employment agreements.

Employment Agreement with William L. Hedgepeth II

The Corporation has entered into an employment agreement with William L. Hedgepeth II as its President and Chief Executive Officer. The employment agreement establishes Mr. Hedgepeth’s duties and compensation and provides for his continued employment with the Corporation.

Base Salary. The agreement currently provides Mr. Hedgepeth with an annual salary of $231,000. Mr. Hedgepeth is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Hedgepeth is entitled to participate in any and all retirement and employee benefit plans maintained by the Corporation on behalf of its employees, as well as fringe benefits normally associated with Mr. Hedgepeth’s position with the Corporation or made available to all other employees. In addition, the Corporation has agreed to provide Mr. Hedgepeth with the following benefits:

•	Five weeks of paid vacation leave per year

•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement

•	Payment of monthly dues associated with membership in a country club

•	Major medical insurance, dental insurance and eyecare insurance coverage for Mr. Hedgepeth and his immediate family

•	Short- and long-term disability insurance coverage in an amount equal to at least current base salary

•	Participation in incentive and bonus compensation plans

•	Participation in all savings, pension and retirement plans (including the Bank’s 401(k) savings plan)

•	A car allowance of $1,000 per month

Term. Mr. Hedgepeth’s employment agreement provides for an initial term of three (3) years with renewal on each anniversary thereafter for an additional one-year term unless there is an affirmative decision not to renew the contract by the Board of Directors or by Mr. Hedgepeth.

Change in Control Benefits. Mr. Hedgepeth is also entitled to certain benefits in the event of a change in control of the Corporation. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Corporation, or the acquisition of control of the election of a majority of the directors of the Corporation

•	The consolidation or merger of the Corporation with or into another entity where the Corporation is not the surviving corporation

•	The sale or transfer of all or substantially all of the assets of the Corporation to another entity

If the Corporation terminates Mr. Hedgepeth’s employment other than for cause or disability or Mr. Hedgepeth terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Hedgepeth will be entitled to receive a lump sum cash payment equal to 299% of his “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Mr. Hedgepeth is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control

•	If Mr. Hedgepeth’s annual base salary is reduced below the amount in effect as of the effective date of the change in control

•

If Mr. Hedgepeth’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control

•	If Mr. Hedgepeth is transferred or required to report on a daily basis to a location more than 20 miles from Dunn, North Carolina or Fayetteville, North Carolina, without his express written consent.

Lisa F. Campbell

New Century Bank has entered into an employment agreement with Lisa F. Campbell.

Base Salary. The agreement currently provides Ms. Campbell with an annual salary of $210,903. Ms. Campbell is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Ms. Campbell is entitled to participate in any and all retirement and employee benefit plans maintained by the Corporation on behalf of its employees, as well as fringe benefits normally associated with her position with the Corporation or made available to all other employees. In addition, the Corporation has agreed to provide Ms. Campbell with the following benefits:

•	Four weeks of paid vacation leave per year

•	Reimbursement for reasonable expenses incurred in the performance of her duties under the employment agreement

•	Major medical insurance

•	Short- and long-term disability insurance coverage in an amount equal to at least current base salary

•	Participation in incentive and bonus compensation plans

•	Participation in all savings, pension and retirement plans (including the Bank’s 401(k) savings plan)

Term. The initial term of Ms. Campbell’s employment agreement is three years. The term of Ms. Campbell’s employment agreement automatically extends for an additional year on each anniversary of the effective date, unless written notice of termination is received prior to renewal.

Change in Control Benefits. Ms. Campbell is also entitled to certain benefits in the event of a “change in control,” as such term is described above. If the Bank terminates Ms. Campbell’s employment other than for cause or disability or Ms. Campbell terminates her employment following a “termination event,” in either case within one year after a change in control, then Ms. Campbell will be entitled to receive a lump sum cash payment equal to 150% of her “base amount,” as that term is defined in the Internal Revenue Code.

For purposes of Ms. Campbell’s employment agreement, a “termination event” includes any of the following events:

•	If Ms. Campbell is assigned duties and/or responsibilities that are inconsistent with her position, duties, responsibilities, or status at the time of the change in control

•	If Ms. Campbell’s annual base salary is reduced below the amount in effect as of the effective date of the change in control

•

If Ms. Campbell’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control

•	If Ms. Campbell is transferred to a location outside of Dunn, North Carolina, without her express written consent.

J. Daniel Fisher

As of January 14, 2008, the Corporation and New Century Bank entered into an employment agreement with J. Daniel Fisher, Executive Vice President and Chief Credit Officer of the Corporation and New Century Bank.

Base Salary. The agreement provides for a base salary of $185,000 per year, to be reviewed at least annually by the board of directors of New Century Bank. Mr. Fisher’s base salary may only be decreased if he is demoted for “cause” or if he voluntarily accepts a position with New Century Bank that involves a material reduction in his duties or responsibilities. If a “change in control” of New Century Bank occurs, then Mr. Fisher’s base salary must be increased by at least 6% per year during the term of the employment agreement.

Benefits. Mr. Fisher is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Mr. Fisher with the following benefits:

•	Five weeks of paid vacation leave per year and ten days of paid sick leave per year (in addition to federal banking holidays, which are paid holidays)

•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement

•	Payment of expenses associated with membership in one country club, including initiation fees and monthly dues not to exceed $7,500 per year

•	Major medical insurance

•	Life insurance coverage in an amount equal to at least twice Mr. Fisher’s annual base salary

•	Stock options

•	Participation in incentive and bonus compensation plans

•	Participation in all savings, pension and retirement plans (including the Bank’s 401(k) savings plan)

•	A car allowance of $1,000 per month

Term. The initial term of Mr. Fisher’s employment agreement is three years. The term is automatically extended for an additional year on each anniversary of the execution of the agreement unless written notice is received by Mr. Fisher or the Bank 90 days prior to the anniversary of the execution of the Agreement.

Change in Control Benefits. Mr. Fisher is also entitled to certain benefits in the event of a change in control of the Bank. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Bank, or the acquisition of control of the election of a majority of the directors of the Bank

•	The consolidation or merger of the Bank with or into another entity where the Bank is not the surviving corporation

•	The sale or transfer of all or substantially all of the assets of the Bank to another entity

If the Bank terminates Mr. Fisher’s employment other than for cause or disability or Mr. Fisher terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Fisher will be entitled to receive a lump sum cash payment equal to 299% of Mr. Fisher’s “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Mr. Fisher is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control

•	If Mr. Fisher’s annual base salary is reduced below the amount in effect as of the effective date of the change in control

•	If Mr. Fisher’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees)

•	If Mr. Fisher is transferred to a location outside of Cumberland County, North Carolina, and Harnett County, North Carolina, without his express written consent.

Joan I. Patterson

As of May 24, 2001, the Bank entered into an employment agreement with Joan I. Patterson, executive vice president and chief deposit operations officer of the Corporation and New Century Bank.

Base Salary. The agreement provides for a base salary of $121,275 per year, to be reviewed at least annually by the board of directors. If a “change in control” occurs, then Ms. Patterson’s base salary must be increased by at least 6% per year during the term of the employment agreement.

Benefits. Ms. Patterson is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Ms. Patterson with the following benefits:

•	Five weeks of paid vacation leave

•	Payment of certain club dues

•	Stock options

The initial term of Ms. Patterson’s employment agreement is three years. The term is automatically extended for an additional year on each anniversary of the execution of the agreement unless written notice is received by Ms. Patterson or the Bank 30 days prior to such date.

Change in Control Benefits. Ms. Patterson is also entitled to certain benefits in the event of a change in control of the Bank. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Bank, or the acquisition of control of the election of a majority of the directors of the Bank

•	The consolidation or merger of the Bank with or into another entity where the Bank is not the surviving corporation

•	The sale or transfer of all or substantially all of the assets of the Bank to another entity

In the event of a change in control, Ms. Patterson is entitled to terminate her employment agreement if a “termination event” occurs within one year of the change in control. In that case, Ms. Patterson would be entitled to receive all amounts due and owing to the end of the term of the agreement as well as an amount equal to 150% of her “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Ms. Patterson is assigned duties and/or responsibilities that are inconsistent with her position, duties, responsibilities, or status at the time of the change in control

•	If Ms. Patterson’s annual base salary is reduced below the amount in effect as of the effective date of the change in control

•	If Ms. Patterson’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees)

•	If Ms. Patterson is transferred to a location outside of Harnett County, North Carolina, without her express written consent.

401(k) Plan. The Corporation has adopted a tax-qualified savings plan for employees. The 401(k) Plan covers all employees beginning the first day of their first full month of service. Employees may contribute up to 20% of their compensation, subject to the maximum allowed by law. The Corporation matches up to 100% of up to 6% of compensation contributed by participants. Matching contributions are immediately vested.

PROPOSAL 2: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Corporation’s independent registered public accounting firm for 2012. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Corporation has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Corporation’s annual audit and review of the Corporation’s financial statements. From time to time, the Corporation engages Dixon Hughes Goodman LLP to assist in other areas of financial planning.

The following table sets forth the fees billed by Dixon Hughes Goodman LLP in various categories during 2011 and 2010.

AUDIT FEES

Category	2011	2010

Audit Fees(1)	$128,248	$125,693
Audit-Related Fees(2)	5,604	3,581
Tax Fees(3)	12,625	12,425
All Other Fees	-0-	-0-

Total Fees Paid	$146,477	$141,699

(1)

Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, report production assistance relating to said financial statements and related documents.

(2)	Includes fees paid for accounting consultations.
(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

All services rendered by Dixon Hughes Goodman LLP during 2011 were subject to pre-approval by the Audit/Risk Committee. The Audit/Risk Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Corporation is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit/Risk Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 RATIFYING DIXON HUGHES GOODMAN LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

Report of the Audit/Risk Committee

The Audit/Risk Committee of the Corporation is responsible for receiving and reviewing the annual audit report of the Corporation’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Corporation’s internal audit program. The Audit/Risk Committee assesses the performance and independence of the Corporation’s independent auditors and recommends their appointment and retention. The Audit/Risk Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Corporation’s audit process in 2011, the Audit/Risk Committee reviewed and discussed the audited financial statements with management. The Audit/Risk Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit/Risk Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit/Risk Committee (i) recommended to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2011 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as independent auditors for 2011.

This report is submitted by the Audit/Risk Committee:

J. Gary Ciccone

Oscar N. Harris

D. Ralph Huff III

John W. McCauley

Sharon L. Raynor

W. Lyndo Tippett

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2013 ANNUAL MEETING

It is anticipated that the 2013 Annual Meeting will be held on a date during May 2013. Any proposal of a shareholder which is intended to be presented at the 2013 Annual Meeting must be received by the Corporation at its main office in Dunn, North Carolina no later than December 17, 2012, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2013 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Corporation by February 15, 2013 for it to be timely received for consideration. The proxy holders will use their discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Corporation does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Brenda B. Bonner, Secretary, New Century Bancorp, Inc., 700 West Cumberland Street, Dunn, North Carolina 28334, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Corporation has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the SEC, by logging on at https://www.newcenturybanknc.com/secondary/annual-meeting.html.

ADDITIONAL INFORMATION

A COPY OF THE CORPORATION’S 2011 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO LISA F. CAMPBELL, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER, NEW CENTURY BANCORP, INC., 700 WEST CUMBERLAND STREET, DUNN, NORTH CAROLINA 28334, (910) 892-7080.

REVOCABLE PROXY

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints J. Gary Ciccone, Sharon L. Raynor and Carlie C. McLamb, Jr. (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of New Century Bancorp, Inc. (the “Corporation”) held of record by the undersigned on April 2, 2012, at the Annual Meeting of Shareholders of the Corporation to be held at New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on May 22, 2012, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS. Proposal to elect eight members of the Board of Directors for the terms indicated.

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as indicated otherwise below).	to vote for all nominees listed below

NOMINEES:

Three-Year Terms

Oscar N. Harris

John W. McCauley

Michael S. McLamb

Dan K. McNeill

Sharon Raynor

W. Lyndo Tippett

One-Year Terms

Ronald V. Jackson

J. Larry Keen, Ph.D.

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2012.

                FOR                              AGAINST                             ABSTAIN

3.

OTHER BUSINESS. On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2012

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE.